EXHIBIT 2


                                                                  EXECUTION COPY

                             STOCK PLEDGE AGREEMENT


                  STOCK PLEDGE AGREEMENT, dated as of May 17, 1996, between LifeUSA HOLDING, INC., a Minnesota corporation ("Pledgor"), and EMPLOYERS REASSURANCE CORPORATION, a Missouri corporation, as agent (in such capacity, "Agent") for itself and the lenders party to the Loan Agreement referred to below ("Lenders").

                              W I T N E S S E T H:

                  WHEREAS, Pledgor is the record and beneficial owner of the shares of common stock described in Schedule I hereto (the "Pledged Securities") issued by LifeUSA Insurance Company, a Colorado corporation ("LifeUSA"); and

                  WHEREAS, Borrower, Agent and Lenders have entered into a Loan Agreement, dated as of May 17, 1996 (as at any time amended, modified or supplemented, the "Loan Agreement"), pursuant to which Lenders have agreed to make Term Loan Advances (as defined in the Loan Agreement) to Borrower the proceeds of which are to be used as provided in the Loan Agreement; and

                  WHEREAS, in connection with the making of the Term Loan Advances under the Loan Agreement and as security for all of the Obligations of Borrower under the Loan Agreement, Lenders are requiring that Pledgor shall have executed and delivered this Pledge Agreement and granted the security interest contemplated hereby;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make the Term Loan Advances under the Loan Agreement, it is agreed as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Stock Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Agreement" shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

                  "Bankruptcy Code" shall mean title 11, United States Code, as amended from time to time, and any successor statute thereto.

                  "Pledged Collateral" shall have the meaning assigned to such term in Section 2 hereof.

                  "Secured Obligations" shall have the meaning assigned to such term in Section 3 hereof.

                  2. Pledge. Pledgor hereby pledges to Agent, for its benefit and for the ratable benefit of Lenders, and grants to Agent, for its benefit and for the ratable benefit of Lenders, a first priority security interest in, all of the following (collectively, the "Pledged Collateral"):

                  (a) the Pledged Securities and the certificates representing the Pledged Securities, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

                  (b) all additional shares of capital stock of LifeUSA, from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Securities), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the Obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of Pledgor now or hereafter existing under this Agreement (collectively, the "Secured Obligations").

                  4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent. Agent shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Agent or any of its nominees any or all of the Pledged Securities. In addition, Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

                  5. Representations and Warranties. Pledgor represents and warrants to Agent and Lenders that:

                  (a) Pledgor is, and at the time of delivery of the Pledged Securities to Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged hereunder free and clear of any Lien thereon or affecting the title thereto, except for the Lien created by this Agreement.

                  (b) All of the Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable.

                  (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to Agent as provided herein.

                  (d) None of the Pledged Securities has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                  (e) The authorized capital stock of LifeUSA listed on Schedule I hereto consists of the number of shares of Stock, with the number of shares issued and outstanding, that are described in Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any capital stock of LifeUSA.

                  (f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except for (i) the filing of a Form B by Borrower with the Minnesota Insurance Department within 15 days after the end of the month in which this Agreement is executed, (ii) compliance with applicable state insurance regulatory approvals which may be required in connection with the exercise of Agent's rights hereunder, including the right to vote or dispose of the Pledged Collateral upon an Event of Default, and (iii) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien or security interest.

                  (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

                  The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

                  6. Covenants. Pledgor covenants and agrees that until the Termination Date:

                  (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any therein except as otherwise permitted by the Loan Agreement.

                  (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Agent from time to time may request in order to ensure to Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by Agent with or without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of the Pledged Collateral.

                  (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent thereon against the claim of any Person and will maintain and preserve such Liens until the Termination Date.

                  (d) Pledgor will, upon obtaining any additional shares of LifeUSA, which shares are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

                  7. Pledgor's Rights. As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof,

                  (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement, and any other agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Loan Agreement) (i) the dissolution or liquidation, in whole or in part, of any of its Subsidiaries, (ii) the consolidation or merger of any of its Subsidiaries with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any of its Subsidiaries, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any of its Subsidiaries or the issuance of any additional shares of its Stock, or (v) the alteration of the voting rights with respect to the Stock of any of its Subsidiaries;

                  (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid in respect of the Pledged Securities to the extent not in violation of the Loan Agreement other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                      (ii) all dividends (other than such cash dividends as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Securities, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                  8. Defaults and Remedies. (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, then or at any time after such declaration (provided that such declaration is not rescinded by Agent) and following written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered, to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after seven (7) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Agent as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so, and which shall remain in effect until the Secured Obligations are paid in full; provided, however, Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Agent's place of business, or at any public building in Overland Park, Kansas or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent or any Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent.

                  (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven (7) days' notice to Pledgor.

                  (c) In the event of any sales hereunder Agent shall, after deducting all costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Secured Obligations, returning the surplus, if any, to Pledgor.

                  (d) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause its Subsidiaries to:

                      (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Collateral and use its best efforts to cause such registration statement to become and remain effective.

                      (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Collateral covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Collateral.

                      (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Collateral by Agent.

                      (iv) Use its best efforts to register or qualify the Pledged Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Collateral by Agent.

                      (v) Furnish, at the request of Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such shares of Pledged Collateral becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request.

                      (vi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (e) All expenses incurred in complying with Section 8(d) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

                  (f) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with title 11 of the United States Code, as now constituted or hereafter amended, and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

                  (g) Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (f), Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights hereunder. Pledgor, however, recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor would agree to do so.

                  (h) Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

                  (i) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations. Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by Agent by reason of a breach of any of such covenants and, consequently, agrees that, if Agent shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the lesser of (i) the value of the Pledged Collateral pledged by Pledgor on the date Agent shall demand compliance with this Section 8, and (ii) the amount required to pay in full the Secured Obligations.

                  (j) The parties acknowledge that the exercise of certain remedies hereunder upon the occurrence of an Event of Default, including the voting or sale of the Pledged Collateral are subject to applicable state insurance laws and regulations, including notice to and approval by the Minnesota Insurance Department so long as LifeUSA is domiciled in the State of Minnesota.

                  9. Application of Proceeds. Any cash held by Agent as Pledged Collateral and all cash proceeds received by Agent in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Agent as follows:

                  first, to Agent in an amount sufficient to pay in full the expenses of Agent in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Agent in connection therewith, including, without limitation, attorney's fees;

                  next, to the payment of the Secured Obligations in accordance with the terms of the Loan Agreement; and

                  finally, after payment in full of all Secured Obligations, to pay to Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

                  10. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

                  11. Assignment. Agent or any Lender may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Loan Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

                  12. Termination. Immediately following the payment of all Secured Obligations, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

                  13. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

                  14. Release. Pledgor consents and agrees that Agent and Lenders may at any time, or from time to time, in their discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent and Lenders may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

                  15. Indemnification. Pledgor agrees to indemnify and hold Agent and each Lender harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Agent, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. Whether or not the transactions contemplated by this Agreement shall be consummated and subject to the provisions of the Loan Agreement, Pledgor agrees to pay to Agent all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of this Agreement (including, without limitation, reasonable counsel fees), and all reasonable fees, expenses and disbursements, including registration costs under the Act (or similar statute) and the reasonable fees of Agent's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by Agent of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of Pledgor under this Section 15 shall survive the termination of this Agreement.

                  16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  17. Miscellaneous. (a) Agent has been appointed as Agent hereunder by Lenders under, and shall be entitled to the benefits of, the Loan Agreement. Agent shall be obligated, and shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral) solely in accordance with this Agreement and the Loan Agreement, and Lenders shall be bound thereby; the sole right of Lenders with respect to this Agreement shall be for Lenders to receive the payments provided for in Section 9 hereof. Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                  (b) Neither Agent nor any Lender nor any of their respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

                  (c) This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, Agent and its successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of Agent and Pledgor.

                  18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

                  19. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

                  (a)      If to Agent, at:

                           Employers Reassurance Corporation
                           5200 Metcalf
                           Overland Park, Kansas  66201
                           Attention:  James D. Maughn
                           Telecopy:  (913) 676-6273

                           With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Ted S. Waksman, Esq.
                           Telecopy:  (212) 310-8007

                  (b)      If to Pledgor, at

                           LifeUSA Holding, Inc.
                           Suite 600
                           Interchange North Building
                           300 South Highway 169
                           Minneapolis, Minnesota  55426
                           Attention:  Mark A. Zesbaugh,
                                       Chief Financial Officer
                           Telecopy:  (612) 525-6141

                           With a copy to:

                           Kaplan, Strangis & Kaplan
                           5500 Norwest Center
                           90 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attention:  Bruce Parker, Esq.
                           Telecopy:   (612) 375-1143

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  20. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  21. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.



                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first written above.


                                LifeUSA HOLDING, INC.



                                By: /s/ Mark A. Zesbaugh
                                    Name: Mark A. Zesbaugh
                                    Title: Executive Vice President
                                           Chief Financial Officer



Accepted and Acknowledged by:

EMPLOYERS REASSURANCE CORPORATION,
  as Agent



By: /s/ James D. Maughn
    Name: James D. Maughn
    Title:





                                   SCHEDULE I



                  Attached to and forming a part of that certain Stock Pledge Agreement, dated as of May 17, 1996, by Pledgor to Employers Reassurance Corporation, as Agent for Lenders.



                              Class of   Certificate   Number of      Number of Shares
Issuer                         Stock      Number(s)     Shares     Issued and Outstanding
- ------                         -----      ---------     ------     ----------------------
LifeUSA Insurance Company      Common        6          25,000            25,000






                                   SCHEDULE II
                          to the Stock Pledge Agreement


                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated __________ __, 19__ is delivered pursuant to Section 6(d) of the Stock Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Stock Pledge Agreement, dated as of May 17, 1996, by the undersigned, as Pledgor, to Employers Reassurance Corporation as Agent for Lenders, and that the Pledged Securities listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Stock Pledge Agreement and shall secure all Secured Obligations referred to in said Stock Pledge Agreement.


                                      LifeUSA HOLDING, INC.



                                      By:_________________________
                                         Name:
                                         Title:




                              Class of   Certificate   Number of      Number of Shares
Issuer                         Stock      Number(s)     Shares     Issued and Outstanding
- ------                         -----      ---------     ------     ----------------------


